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                                                                    EXHIBIT 23.5


                    [Letterhead of PricewaterhouseCoopers]


                      Consent of Independent Accountants
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We hereby consent to the use in this Registration Statement on Form S-4 of
Everest Reinsurance Group, Ltd. of our report dated September 17, 1999 relating to the financial statement of Everest Reinsurance Group, Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers
November 23, 1999
Hamilton, Bermuda